Exhibit 10.3

REMORA ROYALTIES, INC.

2018 STOCK AND INCENTIVE PLAN

I. INTRODUCTION

1.1    Purposes. The purposes of the Remora Royalties, Inc. 2018 Stock and Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining Non-Employee Directors, officers, other employees, consultants, independent contractors and agents, and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

1.2    Certain Definitions.

“Affiliate” shall mean any Subsidiary or any corporation, trade or business (including without limitation, a partnership or limited liability company) that is directly or indirectly controlled (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates, any other entity in which the Company or any of its Affiliates has a material equity interest and that is designated as an Affiliate by the Committee or any managing member or general partner of a Subsidiary.

“Agreement” means the written or electronic agreement evidencing an award under this Plan between the Company and the recipient of such award.

“Board” means the Board of Directors of the Company.

“Business Combination” has the meaning set forth in Section 6.8(b)(3).

“Certificate of Designation” shall mean a certificate of designation establishing the powers, preferences, economic rights and conditions to vesting of a series of LTIP Units.

“Change in Control” has the meaning set forth in Section 6.8(b).

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board, in each case, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the Nasdaq Global Market, or if the Common Stock is not listed on the Nasdaq Global Market, within the meaning of the rules of the principal stock exchange on which the Common Stock is then traded.

“Common Stock” means Class A common stock, par value $0.01 per share, of the Company, and all rights appurtenant thereto.

“Company” means Remora Royalties, Inc., a Delaware corporation, or any successor thereto.

“Company Voting Securities” has the meaning set forth in Section 6.8(b)(2).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the closing transaction price of a share of Common Stock as reported on the Nasdaq Global Market on the date as of which such value is being determined, or if the Common Stock is not listed on the Nasdaq Global Market, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined, or if there are no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange, or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, at such time deems appropriate and in compliance with Section 409A of the Code; provided, further, in the case of grants made in connection with the Initial Public Offering, Fair Market Value shall mean the price per share at which shares of Common Stock are initially offered for sale to the public by the Company’s underwriters in the Initial Public Offering.

“Free-Standing SAR” means an SAR that is not granted in tandem with, or by reference to, an option, which entitles the holder of such SAR to receive, upon exercise, shares of Common Stock (which may be Restricted Stock), or to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs that are exercised.

“General Partner” means the general partner of the applicable OP.

“Incentive Stock Option” means an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, that is intended by the Committee to constitute an Incentive Stock Option.

“Incumbent Directors” has the meaning set forth in Section 6.8(b)(1).

“Initial Public Offering” means an initial public offering of the Company registered on Form S-1 (or any successor form under the Securities Act of 1933, as amended).

“LTIP Unit” shall mean a long-term incentive plan interest in an OP created under an applicable Partnership Agreement which, under certain conditions, is convertible into OP Units.

“LTIP Unit Award” shall mean an award of LTIP Units under this Plan.

“Non-Employee Director” means any director of the Company who is not an officer or employee of the Company or any Affiliate.

“Non-Qualifying Transaction” has the meaning set forth in Section 6.8(b)(3).

“Nonstatutory Stock Option” means an option to purchase shares of Common Stock that is not an Incentive Stock Option.

“OP” means an operating partnership of the Company, which may be in the form of a limited liability company taxed as partnership.

“OP Unit” shall mean a unit of partnership interest in an OP.

“Other Stock Award” means an award granted in accordance with Section 3.4 of the Plan.

“Partnership Agreement” shall mean the Partnership Agreement or Limited Liability Company Agreement from the applicable OP, as same may be amended or restated from time to time, including any Certificate of Designation establishing the powers, preferences, economic rights and conditions to vesting of a series of LTIP Units.

“Performance Award” means a right to receive an amount of cash, Common Stock, or a combination of both, contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Measures” means the criteria and objectives, established by the Committee, that must be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award or, in the case of a Restricted Stock Unit Award, Other Stock Award, Performance Award or LTIP Unit Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award. Such criteria and objectives may include one or more of the following corporate-wide or affiliate, division, operating unit, line of business, project, geographic, or individual measures: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time; increase in stockholder value; earnings per share; return on or net assets; return on equity, return on investments; return on capital or invested capital; total stockholder return; earnings or income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; operating income; revenues; royalties; operating expenses; attainment of expense levels or cost reduction goals; market share; cash flow; cash flow per share; cash flow margin or free cash flow; interest expense; economic value created; gross profit or margin; operating profit or margin; net cash provided by operations; price-to-earnings growth; and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, business expansion, cost targets, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation, supervision of information technology, quality and quality audit scores, efficiency, acquisitions or divestitures, production volumes or growth, proved reserves, reserve replacement, drill bit reserve replacement, exploration and development costs, capital expenditures, finding and development costs, drill bit finding and development costs, operating costs (including, but not limited to, lease operating expenses, severance taxes and other production taxes, gathering and transportation and other components of operating expenses), base operating costs, production costs, any other goal selected by the Committee (whether or not listed herein), or any combination of the foregoing. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more affiliates, divisions, or operating units) or the past or current performance of other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. The applicable performance measures may be applied on a pre- or post-tax basis and may be adjusted to include or exclude components of any performance measure, including without limitation foreign exchange gains and losses, asset writedowns, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements, or changes in law or accounting principles (“Adjustment Events”). In the sole discretion of the Committee, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of any Adjustment Events. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time.

“Performance Period” means any period designated by the Committee during which (i) the Performance Measures applicable to an award are measured and (ii) the conditions to vesting applicable to an award remain in effect.

“Restricted Stock” means shares of Common Stock that are subject to a Restriction Period and that may additionally be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” means an award of Restricted Stock under this Plan.

“Restricted Stock Unit” means a right to receive one share of Common Stock, or in lieu thereof and to the extent set forth in the applicable Agreement, the Fair Market Value of such share of Common Stock in cash, that is contingent upon the expiration of a specified Restriction Period and that may additionally be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” means an award of Restricted Stock Units under this Plan.

“Restriction Period” means any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated, or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award or Other Stock Award remain in effect.

“SAR” means a stock appreciation right, which may be a Free-Standing SAR or a Tandem SAR.

“Stock Award” means a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award.

“Subsidiary” means any corporation, limited liability company, partnership, joint venture, or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Substitute Award” means an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation, or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.

“Surviving Corporation” has the meaning set forth in Section 6.8(b)(3).

“Tandem SAR” means an SAR that is granted in tandem with, or by reference to, an option (including a Nonstatutory Stock Option granted prior to the date of grant of the SAR), which entitles the holder of such SAR to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock), or to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, that is surrendered.

“Tax Date” has the meaning set forth in Section 6.5.

“Ten Percent Holder” has the meaning set forth in Section 2.1(a).

1.3    Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonstatutory Stock Options; (ii) SARs in the form of Tandem SARs or Free-Standing SARs; (iii) Stock Awards in the form of Restricted Stock, Restricted Stock Units or Other Stock Awards; (iv) Performance Awards; and (v) LTIP Units. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount, and timing of each award to such persons, and if applicable, the number of shares of Common Stock subject to an award, the number of SARs, the number of Restricted Stock Units, the dollar value subject to a Performance Award, the number of LTIP Units, the purchase price or base price associated with the award, the time and conditions of exercise or settlement of the award, and all other terms and conditions of the award, including without limitation the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full; (ii) all or a portion of the Restriction Period applicable to any outstanding awards shall lapse; (iii) all or a portion of the Performance Period applicable to any outstanding awards shall lapse; and (iv) the Performance Measures (if any) applicable to any outstanding awards shall be deemed to be satisfied at the target, maximum, or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application of this Plan, establish rules and regulations it deems necessary or desirable for the administration of this Plan, and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations, and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority under this Plan to the Board (or any members of the Board) or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the Chief Executive Officer, or other executive officer of the Company as the Committee deems appropriate, except that the Committee may not delegate its power and authority to a member of the Board, the Chief Executive Officer, or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director, or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing, or amount of an award to such an officer, director, or other person.

No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority under this Plan, shall be liable for any act, omission, interpretation, construction, or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company with respect to any claim, loss, damage, or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s certificate of incorporation and/or bylaws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

1.4    Eligibility. Participants in this Plan shall consist of such officers, other employees, Non-Employee Directors, consultants, independent contractors, agents, and persons expected to become officers, other employees, Non-Employee Directors, consultants, independent contractors, and agents of the Company and its Affiliates as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Except as otherwise provided for in an Agreement, for purposes of this Plan, references to employment by the Company also mean employment by an Affiliate, and references to employment include service as a Non-Employee Director, consultant, independent contractor, or agent. The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during an approved leave of absence. Notwithstanding anything in this Plan to the contrary, the aggregate value of cash compensation and the grant date fair value of shares of Common Stock and LTIP Units that may be awarded or granted during any fiscal year of the Company to any Non-Employee Director shall not exceed $[        ].

1.5    Shares Available. Subject to adjustment as provided in Section 6.7 and to all other limits set forth in this Plan, [                ] shares of Common Stock shall initially be available for all awards under this Plan, other than Substitute Awards, all of which may be issued under the Plan in connection with Incentive Stock Options. To the extent the Company grants an award under the Plan, the number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by an amount equal to the number of shares subject to such award. Each share of Common Stock into which an LTIP Unit Award may become convertible shall be treated as one share of Common Stock for purposes of this Section 1.5.

To the extent that shares of Common Stock subject to an outstanding award granted under the Plan, other than Substitute Awards, are not issued or delivered by reason of (i) the expiration, termination, cancellation, or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related Tandem SAR or shares subject to a Tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan. In addition, shares of Common Stock subject to an award under this Plan shall again be available for issuance under this Plan if such shares are (x) shares that were subject to an option or stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR or (y) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding award. Shares repurchased by the Company on the open market with the proceeds of an option exercise shall not again be available under this Plan.

The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a stockholder-approved plan of a company or other entity that was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) that become subject to awards granted under this Plan (subject to applicable stock exchange requirements).

Shares of Common Stock to be delivered under this Plan shall be made available from (i) authorized and unissued shares of Common Stock, (ii) authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise, or (iii) a combination of (A) authorized and unissued and (B) authorized and issued shares of Common Stock.

II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1    Stock Options. The Committee may grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee; provided, however, that an option may only be granted to a participant to the extent the Common Stock constitutes “service recipient stock” under Section 409A of the Code. Each option, or portion thereof, that is not an Incentive Stock Option shall be a Nonstatutory Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a holder during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonstatutory Stock Options.

Options are subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee deems advisable:

(a)    Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option, and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided, further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the purchase price per share of the shares subject to such option may be less than 100% of the Fair Market Value per share on the date of grant, provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price of the shares subject to the Substitute Award does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.

(b)    Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than 10 years after its date of grant; provided, further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures that must be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c)    Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash; (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise; (C) authorizing the Company to withhold whole shares of Common Stock that would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation; (D) in cash by a broker-dealer acceptable to the Company to whom the holder has submitted an irrevocable notice of exercise; or (E) a combination of (A), (B), and (C), in each case to the extent set forth in the Agreement relating to the option; (ii) if applicable, by surrendering to the Company any Tandem SARs that are cancelled by reason of the exercise of the option; and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock that would be required to pay such purchase price shall be disregarded, and the remaining amount due shall be paid in cash by the holder. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 6.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2    Stock Appreciation Rights. The Committee may grant SARs to such eligible persons as may be selected by the Committee; provided, however, that an SAR may only be granted to a participant to the extent the Common Stock constitutes “service recipient stock” under Section 409A of the Code. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs are subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee deems advisable:

(a)    Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR (or if earlier, the date of grant of the option for which the SAR is exchanged or substituted).

Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per share of the shares subject to such SAR may be less than 100% of the Fair Market Value per share on the date of grant, provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate base price of the shares subject to the Substitute Award does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.

(b)    Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that (i) no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture, or other termination of the related option and (ii) no Free-Standing SAR shall be exercised later than 10 years after its date of grant. The Committee may, in its discretion, establish Performance Measures that must be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock, and in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined in accordance with Section 3.2(d). Prior to the exercise of a stock-settled SAR, the holder of such SAR has no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c)    Method of Exercise. A Tandem SAR may be exercised by (i) giving written notice to the Company specifying the number of whole SARs that are being exercised, (ii) surrendering to the Company any options that are cancelled by reason of the exercise of the Tandem SAR, and (iii) executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised by (A) giving written notice to the Company specifying the whole number of SARs that are being exercised and (B) executing such documents as the Company may reasonably request. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until any withholding taxes thereon, as described in Section 6.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.3    Termination of Employment or Service. All of the terms relating to the exercise, cancellation, or other disposition of an option or SAR (i) upon a termination of employment with or service to the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death, or any other reason; or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Agreement.

2.4    No Repricing. The Committee shall not, without the approval of the stockholders of the Company, (i) reduce the purchase price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower purchase price or base price, or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, in each case, other than in connection with a Change in Control or the adjustment provisions set forth in Section 6.7.

2.5    No Dividend Equivalents. Notwithstanding anything in an Agreement to the contrary, the holder of an option or SAR shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such option or SAR.

III. STOCK AWARDS

3.1    Stock Awards. The Committee may grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award, a Restricted Stock Unit Award, or in the case of an Other Stock Award, the type of award being granted.

3.2    Terms of Restricted Stock Awards. Restricted Stock Awards are subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee deems advisable.

(a)    Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any), and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b)    Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)    Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted, or alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend that may be required under Section 6.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms, and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 6.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d)    Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends, and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that (i) a distribution with respect to shares of Common Stock, other than a regular cash dividend, and (ii) a regular cash dividend with respect to shares of Common Stock that are subject to performance-based vesting conditions, in each case, shall be deposited with the Company and be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

3.3    Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards are subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee deems advisable.

(a)    Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award, including the number of shares that are earned upon the attainment of any specified Performance Measures, and the Restriction Period, Performance Period (if any), and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b)    Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)    Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder such Restricted Stock Unit Award shall be entitled to receive, on a current or deferred basis, dividend equivalents, and if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Any dividend equivalents with respect to Restricted Stock Units that are subject to performance-based vesting conditions shall be subject to the same restrictions as such Restricted Stock Units. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award has no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

3.4    Other Stock Awards. Subject to the limitations set forth in the Plan, the Committee is authorized to grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, including without limitation shares of Common Stock granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred stock units, stock purchase rights, and shares of Common Stock issued in lieu of obligations of the Company to pay cash under any compensatory plan or arrangement, subject to such terms as shall be determined by the Committee. The Committee shall determine the terms and conditions of such awards, which may include the right to elective deferral of such awards, subject to such terms and conditions as the Committee may specify in its discretion. Any dividends or dividend equivalents with respect to an Other Stock Award subject to performance-based vesting conditions shall be subject to the same restrictions as such Other Stock Award.

3.5    Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death, or any other reason; or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Agreement.

IV. PERFORMANCE AWARDS

4.1    Performance Awards. The Committee may grant Performance Awards to such eligible persons as may be selected by the Committee.

4.2    Terms of Performance Awards. Performance Awards are subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee deems advisable.

(a)    Value of Performance Awards and Performance Measures. The method of determining the value of the Performance Award and the Performance Measures and Performance Period applicable to a Performance Award shall be determined by the Committee.

(b)    Vesting and Forfeiture. The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c)    Settlement of Vested Performance Awards. The Agreement relating to a Performance Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form, or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined in accordance with Section 3.2(d). Any dividends or dividend equivalents with respect to a Performance Award shall be subject to the same restrictions as such Performance Award. Prior to the settlement of a Performance Award in shares of Common Stock, including Restricted Stock, the holder of such award has no rights as a stockholder of the Company.

4.3    Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death, or any other reason; or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Agreement.

V. LTIP UNITS

5.1    LTIP Units. Subject to the terms and provisions of the Plan, the Committee may grant LTIP Units to participants at any time and from time to time and upon such terms and conditions as it may determine, including without limitation as an alternative to other awards. Each LTIP Unit under the Plan shall relate to a specified number of OP Units. LTIP Units shall be convertible into OP Units once vested and in accordance with the other terms and conditions set forth in the applicable Partnership Agreement. OP Units into which LTIP Units are converted shall be exchangeable, in whole or in part, for shares of Common Stock on a one-for-one basis or cash, as selected by the General Partner (or such other form of consideration equivalent in value thereto as may be determined by the Committee in its sole discretion) at such time and on such terms as may be established by the Committee and in accordance with the applicable Partnership Agreement.

5.2    Terms of LTIP Unit Awards. LTIP Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)    Number of LTIP Units and Other Terms. The number of LTIP Units subject to a LTIP Unit Award, including the number of LTIP Units that are earned upon the attainment of any specified Performance Measures, and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a LTIP Unit Award shall be determined by the Committee.

(b)    Vesting and Forfeiture. The Agreement relating to an LTIP Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such LTIP Unit Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period. A Participant to whom LTIP Units are awarded shall have no rights as a holder of OP Units until such LTIP Units are converted into OP Units, and shall have no rights as a stockholder with respect to the shares of Common Stock for which such OP Units may be exchanged unless and until so exchanged and shares are actually delivered to the participant in settlement thereof. The right to distributions with respect to the LTIP Units shall be determined as set forth in the LTIP Unit Award Agreement and the applicable Partnership Agreement.

5.3    Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to an LTIP Unit Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

VI. GENERAL

6.1    Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval and shall become effective as of the date of such stockholder approval. This Plan shall terminate as of the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

Awards under this Plan may be made at any time prior to the termination of this Plan, provided that no Incentive Stock Option may be granted later than 10 years after the date on which the Plan was approved by the Board. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards under this Plan shall be void and of no force or effect.

6.2    Amendments. The Board may amend this Plan as it deems advisable; provided, however, that no amendment to the Plan shall be effective without the approval of the Company’s stockholders if (i) stockholder approval is required by applicable law, rule, or regulation, including any rule of the Nasdaq Global Market or any other stock exchange on which the Common Stock is then traded; or (ii) such amendment seeks to modify the Non-Employee Director compensation limit set forth in Section 1.3 or the prohibition on repricings set forth in Section 2.4; provided, further, that no amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.

6.3    Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company, and to the extent required by the Company, executed or electronically accepted by the recipient of such award. Upon such execution or acceptance and delivery of the Agreement to the Company within the time period specified by the Company, such award shall be effective as of the effective date set forth in the Agreement.

6.4    Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution, or under beneficiary designation procedures approved by the Company, or to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes, a charitable organization designated by the holder, a family limited partnership or similar entity established for the holder’s family members, or in accordance with domestic relations order, in each case without consideration. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime by only the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered, or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment, or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber, or otherwise dispose of any award, such award and all rights with respect to such award shall immediately become null and void.

6.5    Tax Withholding. The Company has the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash under an award made under this Plan, payment by the holder of such award of any federal, state, local, or other taxes that may be required to be withheld or paid in connection with such award. An Agreement may provide that the Company shall withhold whole shares of Common Stock that would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash that would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation; or the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company; (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (C) authorizing the Company to withhold whole shares of Common Stock that would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash that would otherwise be payable to a holder, in either case equal to the amount necessary to satisfy any such obligation; (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the holder has submitted an irrevocable notice of exercise; or (E) any combination of (A), (B), and (C), in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate (or if permitted by the Company, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect, and is permitted under applicable IRS withholding rules). Any fraction of a share of Common Stock that would be required to satisfy such an obligation shall be disregarded, and the remaining amount due shall be paid in cash by the holder.

6.6    Restrictions on Shares. Each award made under this Plan shall be subject to the requirement that if at any time the Company determines that the listing, registration, or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares in accordance with such award, such shares shall not be delivered unless such listing, registration, qualification, consent, approval, or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered under any award made under this Plan bear a legend indicating that the sale, transfer, or other disposition of such award by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

6.7    Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or any successor or replacement accounting standard) that causes the per share value of the Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through an extraordinary cash dividend, then the number and class of securities available under this Plan, the terms of each outstanding options and SAR (including the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share), the terms of each outstanding Stock Award (including the number and class of securities subject thereto), and the terms of each outstanding Performance Award (including the number and class of securities subject thereto, if applicable) and the terms of each outstanding LTIP Unit, shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of holders. In either case, the decision of the Committee regarding any such adjustment shall be final, binding, and conclusive.

6.8    Change in Control.

(a)    Treatment. Subject to the terms of the applicable Agreements, in the event of a “Change in Control,” the Board, as constituted prior to the Change in Control, may in its discretion:

(1)

require that (i) some or all outstanding options and SARs shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment; (ii) the Restriction Period applicable to some or all outstanding awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment; (iii) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part; and (iv) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target, maximum, or any other level;

(2)

require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 6.7; and/or

(3)	require outstanding awards, in whole or in part, to be surrendered to the Company by the holder and immediately cancelled by the Company, and to provide for the holder to receive:

(i) a cash payment in an amount equal to (A) in the case of an option or an SAR, the aggregate number of shares of Common Stock then subject to the portion of such option or SAR surrendered, whether or not vested or exercisable, multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such option or SAR; (B) in the case of a Stock Award, a Performance Award or a LTIP Unit Award denominated in shares of Common Stock, the number of shares of Common Stock then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied in accordance with Section 6.8(a)(1), whether or not vested, multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control; and (C) in the case of a Performance Award denominated in cash, the value of the Performance Award then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied in accordance with Section 6.8(a)(1);

(ii) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (i) above; or

(iii) a combination of the payment of cash in accordance with clause (i) above and the issuance of shares in accordance with clause (ii) above.

(b)    Definition. For purposes of this Plan, “Change in Control” means the occurrence of any one or more of the following events:

(1)

During any 12-month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason (other than in connection with a Non-Qualifying Transaction as defined in paragraph (3)) to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the

Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or publicly threatened election contest with respect to directors or as a result of any other actual or publicly threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(2)

Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (2) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by the Company or any Affiliate; (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities; (iv) pursuant to a Non-Qualifying Transaction, as defined in paragraph (3), or (v) by any person of Company Voting Securities from the Company, if a majority of the Incumbent Directors approves in advance the acquisition of beneficial ownership of 50% or more of Company Voting Securities by such person;

(3)

The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Affiliates that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination; and (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) (any Business Combination which satisfies all the criteria specified in (i) and (ii) above shall be deemed to be a “Non-Qualifying Transaction”); or

(4)	The consummation of a sale of all or substantially all the Company’s assets or the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

In addition, for purposes of this Section 6.8(b) and except as otherwise provided in an Agreement, “Company” includes (x) the Company, (y) the entity for whom a participant performs the services for which an award is granted, and (z) an entity that is a shareholder owning more than 50% of the total fair market value and total voting power of the Company (a “Majority Shareholder”) or the entity identified in clause (y) above, or any entity in a chain of entities in which each entity is a Majority Shareholder of another entity in the chain, ending in the Company or the entity identified in clause (y) above; provided further, that with respect to any nonqualified deferred compensation that becomes payable on account of the Change in Control, the transaction or event described in clause (1), (2), (3), or (4) of this Section 6.8(b) also constitutes a “change in control event,” as defined in Treasury Regulation § 1.409A-3(i)(5), if required in order for the payment not to violate Section 409A of the Code.

6.9    Deferrals. The Committee may determine that the delivery of shares of Common Stock, the payment of cash, or a combination thereof, upon the settlement of all or a portion of any award made under this Plan shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

6.10    No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made under this Plan shall confer upon any person any right to continued employment by or service with the Company or any Affiliate or affect in any manner the right of the Company or any Affiliate to terminate the employment or service of any person at any time without liability under this Plan.

6.11    Rights as Stockholder. No person has any right as a stockholder of the Company with respect to any share of Common Stock or other equity security of the Company that is subject to an award under the Plan unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

6.12    Designation of Beneficiary. To the extent permitted by the Company, a holder of an award may file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted under this Plan is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Company. Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative, or similar person.

6.13    Awards Subject to Clawback. The awards granted under this Plan and any cash payment or shares of Common Stock delivered pursuant to an award are subject to forfeiture, recovery by the Company, or other action, in each case under the applicable Agreement or pursuant to any clawback or recoupment policy that the Company may adopt from time to time, including without limitation any such policy that the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

6.14    Governing Law. This Plan, each award under this Plan and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.15    Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside of the United States on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan, and in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans, and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Affiliates operates or has employees.